EXHIBIT 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

The following Separation Agreement and General Release (“Agreement” or “Release Agreement”) between Paul A. Pinkston (“I” or “Employee”), and PEDEVCO Corp. (“PEDEVCO” or the “Company”) is entered into with the following terms:

I agree and acknowledge that effective as of 5:00 PM (Central) on June 23, 2026 (the “Separation Date”), my employment with the Company and Insperity PEO Services, L.P. (“Insperity”) shall be considered mutually terminated by me and the Company. This Release Agreement is given in consideration of the Severance Benefits described below. I understand the Severance Benefits are additional benefits for which I am not eligible unless I elect to sign this Agreement. I agree that this Agreement is not given in return for the payment of any wages undisputedly due or owing. I also understand and agree that I will not be entitled to such consideration if I accept an offer with PEDEVCO or with an affiliated or related Company or a successor to PEDEVCO or any of its affiliated or related Companies prior to the payment of such Severance Benefits.

CONSIDERATION

In accordance with the terms of this Release Agreement, and provided that I sign and do not revoke this Release Agreement within the deadlines set forth herein, I will be entitled to a cash payment of $80,885.00 (the “Cash Payment”), subject to applicable deductions, after seven (7) days from the date of signature.

The Cash Payment shall be referred to as the “Severance Benefits.” I agree that the Severance Benefits are something of value and that I am not already entitled to these additional benefits. I further agree that the Severance Benefits to be paid under this Agreement are due solely from the Company and that Insperity has no obligation to pay the Severance Benefits even though its payment may be processed through Insperity.

EQUITY AWARDS

I agree and acknowledge that, as of the Separation Date, I hold the following shares of unvested restricted common stock of the Company (the “Unvested Stock”), restricted stock units (“RSUs”), and performance-based restricted stock units (“PBRSUs,” and together with Unvested Stock and RSUs, “Unvested Equity”):

Grant Date	Vesting Date	# Shares of Unvested Stock, RSUs, or PBRSUs
January 26, 2024	January 26, 2027	4,167 (Unvested Stock)
January 23, 2025	November 23, 2026	3,167 (Unvested Stock)
January 23, 2025	November 23, 2027	3,167 (Unvested Stock)
June 22, 2026	Various	10,380 (RSUs) 1,300 (PBRSUs)

Upon the Separation Date, all Unvested Equity shall be automatically forfeit in accordance with the terms of the equity incentive plan and related agreements I signed (if/as applicable). I acknowledge and agree that I have no other unvested restricted common stock, options, RSUs, PBRSUs, or other rights to purchase stock in the Company other than the Unvested Equity detailed above. I shall retain all right and title to any and all restricted Company common stock held by me that is fully-vested through the Separation Date.

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RELEASE

Released Claims

In consideration of being provided the Severance Benefits, and the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I, on behalf of my heirs, spouse and assigns, hereby completely release, acquit, and forever discharge PEDEVCO, Insperity, and its and their current and former parent companies, subsidiaries, affiliates, affiliated companies, related entities, and each of their current and former principals, partners, agents, officers, directors, plan fiduciaries, employees, attorneys, insurers, successors, shareholders and assigns (collectively, “Released Parties”) from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any and every kind, nature and character, known or unknown, foreseen or unforeseen, arising or based on any act, or omission, transaction, matter, or event occurring prior to the date of my signing this Release Agreement to the fullest extent allowed by law, including but not limited to any claims arising out of my offer of employment, my Offer Letter, dated October 16, 2018 (“Offer Letter”), my employment, or termination of my employment with the Company and Insperity; and any disputed wages, commissions, and bonuses. This release of claims includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state, or local laws, of any jurisdiction, including, without limitation, those that prohibit age, sex, race, national origin, color, sexual orientation, pregnancy, disability, religion, veteran status, gender identity or gender expression, or any other form of discrimination, harassment, or retaliation. The matters released include, but are not limited to, any claims under federal, state, or local laws, including claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. §1981; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; the Family and Medical Leave Act of 1993; the Genetic Information Nondiscrimination Act of 2008, Texas Commission on Human Rights Act (Texas Labor Code), and any other state or federal law, common law tort, contract, or statutory claims, and any claims for attorneys’ fees and costs.

I understand and agree that, with the exception of the Excluded Claims (as defined below), this Release Agreement extinguishes all claims, whether known or unknown, foreseen or unforeseen.

I fully understand that, if any fact with respect to any matter covered by this Release Agreement is found hereafter to be other than or different from the facts now believed by me to be true, I expressly accept and assume that this Release Agreement shall be and remain effective, notwithstanding such difference in the facts.

Claims Excluded from Release

Notwithstanding the foregoing, claims challenging the validity of this Release Agreement under the ADEA as amended by the OWBPA, and any claims that cannot be released as a matter of law as set forth under the Protected Rights section below, are not released (collectively, “Excluded Claims”).

Enforcement of This Release Agreement

I also understand and agree that, if any suit, affirmative defense, or counterclaim is brought to enforce the provisions of this Release Agreement, with the exception of Excluded Claims, the prevailing party shall be entitled to its costs, expenses, and attorneys’ fees as well as any and all other remedies specifically authorized under the law.

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In the event that I breach any of my obligations under this Release Agreement, the Company will be entitled to recover all relief provided by law or equity.

Covenant Not to Sue

I agree not to pursue any action nor seek damages or any other remedies for any released claims. I agree to execute any and all documents necessary to request dismissal or withdrawal, or to opt-out, of such claims with prejudice.

Confidentiality

I further acknowledge that during my employment, I may have obtained confidential, proprietary, and trade secret information, including information relating to the Company’s and its affiliates’ products, plans, designs and other valuable confidential information. Except as provided under the Protected Rights section below, I agree not to use or disclose any such confidential information unless required by subpoena or court order and that I will first give the Company written notice of such subpoena or court order with reasonable advance notice to permit the Company to oppose such subpoena or court order if it chooses to do so. I will further agree that, except as provided under the Protected Rights section below or unless required to do so by law, I will not disclose voluntarily or allow anyone else to disclose either the existence, reason for, or contents of this Release Agreement without PEDEVCO’s prior written consent.

Notwithstanding this provision, I am authorized to disclose this Release Agreement to my spouse, attorneys and tax advisors on a “need to know” basis, on the condition that they agree to hold the terms of the Release Agreement, including the severance payment(s), in strictest confidence. I am further authorized to make appropriate disclosures in response to a subpoena, provided that I notify PEDEVCO in writing of such legal obligations to disclose at least five (5) business days in advance of disclosure. No such notice, however, is required if I make disclosure of confidential information of this Release Agreement in the process of exercising my right or ability to file a charge or claim or communicate or cooperate with any federal, state or local agency, including providing documents or other information as set forth under the Protected Rights section below.

If I do, however, make an unauthorized disclosure, I agree to pay the Company $1,000 per occurrence and to indemnify and hold harmless the Company for and against any and all costs, losses or liability, whatsoever, including reasonable attorney’s fees, caused by my breach of the non-disclosure provisions.

Miscellaneous

I understand that the Company has not made any promises and has no obligation to re-hire or employ me.

I will not make disparaging comments about the Company or its principals, partners, employees, officers, directors, or its affiliates at any time.

I further agree to indemnify the Released Parties and hold the Released Parties harmless from any and all claims made by any entity, governmental or otherwise, on account of an alleged failure by me or the Released Parties to satisfy any taxes associated with this Agreement including, but not limited to, applicable federal, state, and local income taxes, unemployment insurance, workers’ compensation insurance, disability insurance, Social Security taxes, and other charges or obligations.

I also agree that for a period of one (1) year after the termination of my employment with the Company I shall not induce or attempt to induce any employee, agent, or consultant of the Company to terminate his or her association with the Company. The Company and I agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of the Company. In the event of the breach or threatened breach by me of this paragraph, the Company, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

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This Release Agreement constitutes the entire agreement between myself and the Company with respect to any matters referred to in this Release Agreement. This Release Agreement supersedes any and all of the other agreements between me and the Company, except for any restrictive covenants, which remain in full force and effect. No other consideration, agreements, representations, oral statements, understandings or course of conduct which are not expressly set forth in this Release Agreement should be implied or are binding. I am not relying upon any other agreement, representation, statement, omission, understanding, or course of conduct, which is not expressly set forth in this Release Agreement. I understand and agree that this Release Agreement shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either myself or the Company.

Except to the extent that ERISA or any other federal law applies to the Release Agreement and preempts state law, the terms and conditions of this Release Agreement will be interpreted and construed in accordance with the laws of Texas, excluding any conflict-of-law rule or principle that might refer to the laws of another state. I also agree that if any provision of this Release Agreement is deemed invalid, the remaining provisions will still be given full force and effect.

Agreement Knowingly and Voluntarily Executed; ADEA Waiver

I expressly acknowledge that this Agreement contains a waiver of claims under the ADEA as amended by the OWBPA and I have been advised and instructed that I have the right to consult with an attorney of my own choice and that I should review the terms of this Agreement with counsel of my own selection. I further confirm, warrant and represent:

•	I have carefully read the terms of this Agreement, and I am fully aware of the Agreement’s contents and legal effects;

•	I was given a copy of this Agreement on June 24, 2026. I have had an opportunity to consult an attorney of my own choice before signing it and was given a period of twenty-one (21) days, or until July 15, 2026, to consider this Agreement (unless previously withdrawn by the Company).

•	After I have signed this Agreement, I have the right to revoke acceptance within seven (7) days. If I decide to revoke acceptance, I must give written notice to Mr. Clark R. Moore of the Company at the following address: 575 N. Dairy Ashford Suite 210, Houston, Texas 77079, with a copy via electronic mail to cmoore@pedevco.com. In order to revoke acceptance my notice must be received by the Company within the seven (7) days.

•	If I do not revoke this Agreement during the seven (7) day revocation period this agreement will take effect on the eighth (8th) day after the date I signed the Agreement.

•	If I revoke acceptance, the Company must receive my written notice not later than 4:30 p.m. on the seventh calendar day after the date on which I signed this Agreement. Revocation notice received after the expiration of seven (7) days will not be effective.

•	Further, I understand that claims challenging the validity of this Release Agreement under the ADEA as amended by the OWBPA are not released.

•	I execute this Agreement voluntarily, knowingly, and willingly. I have read this Release Agreement and understand all of its terms. Prior to execution of this Release Agreement, I have apprised myself of sufficient relevant information in order that I might intelligently exercise my own judgment.

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Protected Rights

I understand that nothing contained in this Release Agreement limits my rights to file a charge or complaint with the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or any other federal, state, or local governmental agency or commission. I further understand that this Release Agreement does not limit my ability to communicate with any such agencies or otherwise participate in any investigation or proceeding that may be conducted by such agencies, including providing documents or other information, without notice to the Company. Nonetheless, I release any right to recover monetary damages from any of the Released Parties through any charge or claim I file or that an agency or anyone else files on my behalf.

Pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. §1833(b)), I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a Federal, State, or local government official, or to an attorney, solely for the purpose of reporting or investigating, a violation of law. I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret made in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If I file a lawsuit alleging retaliation by the Employer for reporting a suspected violation of the law, I may disclose the trade secret to my attorney and use the trade secret in the court proceeding, so long as any document containing the trade secret is filed under seal and does not disclose the trade secret, except pursuant to court order. This paragraph will govern to the extent it may conflict with any other provision of this Agreement.

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ACCEPTANCE OF RELEASE AGREEMENT

I ACKNOWLEDGE AND AGREE THAT I HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT AND AGREE TO ALL THE TERMS OF THE RELEASE. I ACKNOWLEDGE AND AGREE THAT I HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT MY SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

NOTICE: Sign below on or after the Separation Date:

EMPLOYEE		PEDEVCO CORP.

Signature:	/s/ Paul A. Pinkston	/s/ Clark R. Moore
Print Name: Paul A. Pinkston		Name: Clark R. Moore
Date: July 15, 2026		Title: EVP, PEDEVCO Corp.
Date: June 24, 2026

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